                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: SEPTEMBER 7, 2004
                       (Date of earliest event reported)

                            LIBERTY SELF-STOR, INC.
             (Exact name of registrant as specified in its charter)

          MARYLAND                   000-30502                   94-6542723
(State or other jurisdiction        (Commission              (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

8500 STATION STREET, SUITE 100
        MENTOR, OHIO                                           44060
(Address of principal executive offices)                     (Zip Code)

                                 (440) 974-3770
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 7, 2004, Liberty Self-Stor, Ltd., a wholly-owned subsidiary of our operating partnership, LSS I Limited Partnership (Liberty Self-Stor, Inc., LSS I Limited Partnership and Liberty Self-Stor, Ltd. are together referred to in this report as the "Company"), entered into a contract with Acquiport/Amsdell I Limited Partnership ("Acquiport"), whereby the Company agreed to sell all of its self-storage facilities to Acquiport except its Painesville, Ohio and Gahanna, Ohio facilities for a cash purchase price of $34.0 million. We have a 29.9% equity interest in the operating partnership. After the satisfaction of outstanding debts and other liabilities and the payment of estimated transaction costs, management estimates that the consideration allocated to Liberty Self-Stor, Inc. for the sale of the properties would be approximately $2.0 million. Liberty Self-Stor II, Ltd., a company owned by our chairman and CEO, Richard M. Osborne, is a party to the agreement and is selling substantially all of its assets to Acquiport as well. We also executed the contract with Mr. Osborne and Thomas J. Smith, our president and COO, primarily in connection with the non-compete provisions of the agreement.

The sale is contingent upon final approval by our board of directors and stockholders, a satisfactory due diligence review by Acquiport, and other customary terms and conditions. We cannot guaranty that the sale will be completed on the proposed terms or at all. Our description of the contract among Acquiport and the Company is qualified in its entirety by reference to the contract, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

At this time, our board has not determined our future business plans once the sale of the eighteen self-storage facilities is completed. Going forward, we intend to investigate and evaluate available business opportunities. Following completion of the sale, we may pursue a business combination with a private business that wishes to take advantage of our public company status. Any combination transaction is likely to have a dilutive effect on the interests of our stockholders, reducing each stockholder's proportionate ownership and voting power. Although we have no current plans to liquidate, in the event of a liquidation we would incur additional costs related to the disposal of our Painesville and Gahanna facilities which would reduce the cash available to distribute to our stockholders.

ITEM 9.01. FINANCIAL STATEMENTS, AND EXHIBITS

      (c)   Exhibits:
            10.1 Contract, dated as of September 7, 2004, among
            Acquiport/Amsdell I Limited Partnership and/or its nominee, Liberty Self-Stor, Ltd. and Liberty Self-Stor II, Ltd.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LIBERTY SELF-STOR, INC.

                                   By:  /s/ Thomas J. Smith
                                        --------------------------------------
                                   Name: Thomas J. Smith
                                   Title: President and Chief Operating Officer

Dated:  September 10, 2004

                                 EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------
10.1 Contract, dated as of September 7, 2004, among Acquiport/Amsdell I Limited Partnership and/or its nominee, Liberty Self-Stor, Ltd. and Liberty Self-Stor II, Ltd.